UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

EMRISE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-10346	77-0226211
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway Durham, North Carolina		27713
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 200-3040

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the closing of the Transaction (as defined and discussed below in Item 2.01), on June 30, 2015, EMRISE Corporation, a Delaware corporation (“EMRISE” or the “Company”), terminated that certain Business Loan Agreement dated March 28, 2014 by and between EMRISE Electronics Ltd., a former wholly-owned subsidiary of the Company (“EEL”), and Lloyds Bank Plc (the “EEL Loan”).  EEL’s entry into this agreement and the terms and conditions thereof were disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2014.

In addition, in connection with the closing of the Transaction, on June 30, 2015, the Company terminated that certain Mortgage Deed dated February 28, 2013 by and between Pascall Electronics Limited, a wholly-owned subsidiary of EEL (“PEL”), and Lloyds TSB Bank Plc, and that certain Business Loan Agreement dated February 21, 2013 by and between PEL and Lloyds TSB Bank Plc (collectively, the “PEL Loans”).  PEL’s entry into these agreements and the terms and conditions thereof were disclosed in the Company’s Current Report on Form 8-K filed with the SEC on March 7, 2013 and in the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2014.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On June 30, 2015, the Company completed the sale of all of the issued and outstanding ordinary shares of EEL, which constitutes substantially all of the assets of the Company (the “Transaction”), to DDC (United Kingdom) Limited, a company incorporated under the laws of England (“DDC”), pursuant to the terms of that certain Stock Purchase Agreement, dated March 22, 2015, by and among DDC, EEL and the Company (the “Purchase Agreement”), which is described in the Company’s Current Report on Form 8-K filed with the SEC on March 23, 2015.

Pursuant to the terms of the Purchase Agreement, the Company received an aggregate cash consideration of $17,920,097.63, of which $1,300,000 was deposited into escrow to secure certain indemnification obligations of the Company under the Purchase Agreement and any shortfall in working capital as of the closing of the Transaction, as finally determined by EMRISE and DDC.  The aggregate consideration consisted of $22,000,000, minus $3,764,902.37 to pay off the Company’s indebtedness, and minus $315,000, which reflected the amount by which estimated working capital as of the closing date was less than the base working capital of £2.3 million set forth in the Purchase Agreement.

Item 3.03.	Material Modifications to the Rights of Security Holders.

At the special meeting of stockholders of the Company held on June 25, 2015 (the “Special Meeting”), stockholders voted to approve the Plan of Liquidation and Dissolution (the “Plan of Dissolution”) previously approved by the Company’s Board of Directors (the “Board”).  Following the closing of the Transaction, the Company filed a certificate of dissolution (the “Certificate of Dissolution”) with the Secretary of State of the State of Delaware on July 1, 2015.  The Certificate of Dissolution, which becomes effective at 5:00 p.m. Eastern Time on July 1, 2015 (the “Effective Time”), provides for the dissolution of the Company under the Delaware General Corporation Law (the “Dissolution”).  Upon the filing of the Certificate of Dissolution, EMRISE ceased its business activities, except as necessary, appropriate or desirable to effect a sale of its remaining assets, which includes the sale of CXR Anderson-Jacobson (“CXR-AJ”), its communications equipment business unit.  As previously disclosed, the Company is currently undertaking an active sales process for CXR-AJ and will continue to operate CXR-AJ in the ordinary course until such sales process is completed. For additional information regarding the Plan of Dissolution and the Dissolution, please see the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 11, 2015 and its Current Report on Form 8-K filed with the SEC on March 23, 2015.

In connection with the effectiveness of the Certificate of Dissolution, the Company requested FINRA to delete its trading symbol and informed its transfer agent to close its stock transfer books and discontinue recording transfers of the Company’s common stock effective as of the Effective Time.  As of the Effective Time, the Company’s common stock and stock certificates evidencing shares of common stock, are no longer assignable or transferable on the Company’s books, other than transfers by will, intestate succession or operation of law.  Only holders of record of the Company’s common stock as of the Effective Time will be eligible to receive distributions of the Company’s assets, in connection with the Dissolution.

The Company has established a reserve of approximately $5.82 million to satisfy its remaining costs and liabilities following the filing of the Certificate of Dissolution, including (a) tax obligations; (b) expenses of the sale of the Company’s property and assets, including the sale of CXR-AJ; (c) the salary, fees, and expenses of members of the Board and consultants, including severance obligations of its former employees; (d) expenses for the collection and defense of the Company’s property and assets; (e) the expenses for attorneys and other professional advisors incurred in connection with the Transaction and the Plan of Dissolution; and (f) all other expenses related to the dissolution and liquidation of the Company and the winding-up of its affairs.

The Company plans to distribute to its stockholders, in an initial distribution, certain proceeds from the Transaction, after taking into consideration the aforementioned reserve and following the final determination of working capital under the Purchase Agreement, which is expected to be determined within 120 to 140 days following the closing of the Transaction.   The Company anticipates that the amount of such initial distribution will be approximately $0.95 to $1.00 per share of common stock, which constitutes approximately $10.3 to $10.9 million in the aggregate.  The Company will issue a public announcement once the timing and final amount to be initially distributed to stockholders is determined.  The amount and timing of any subsequent distribution to stockholders will be determined in accordance with the Plan of Dissolution.   However, no assurances can be made as to the ultimate amounts to be subsequently distributed, if any, or the timing thereof.

In connection with the Dissolution, the Company intends to seek relief from the SEC to suspend certain of its reporting obligations under the Securities Exchange Act of 1934, as amended.

A copy of the Certificate of Dissolution and a copy of the press release issued by the Company on June 30, 2015 announcing the date of filing of the Certificate of Dissolution and other matters related to the closing of the Transaction and Dissolution, are filed herewith as Exhibits 4.1 and 99.1, respectively, and are incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Transaction, the employment of each of Carmine T. Oliva, the Company’s Chief Executive Officer and Chairman, Graham Jefferies, the Company’s President and Chief Operating Officer, and Timothy J. Blades, the Company’s Chief Financial Officer, Treasurer and Secretary, terminated, and each of Messrs. Oliva and Jefferies resigned from the Board, in each case, effective June 30, 2015.  Julie Abraham, Otis Baskin and Frank Russomanno, the Company’s three independent directors, will continue to serve on the Board until such time as the sales process for CXR-AJ is completed, with Frank Russomanno serving as Executive Director of the Board and becoming the Company’s sole officer, effective July 1, 2015.  For information regarding Mr. Russomanno, including his age, business experience and transactions with the Company, if any, since the beginning of the Company’s last fiscal year, please see the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2015.

In connection with the Dissolution, the Company has also entered into a consulting agreement with an entity controlled by Mr. Blades, pursuant to which such entity will perform administrative and operational services required in connection with the Dissolution pursuant to the Plan of Dissolution and under the direction of the Board.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 25, 2015, the following matters were submitted to a vote of the Company’s stockholders at the Special Meeting:

(i)	approval of the Transaction (the “Transaction Proposal”);

(ii)	approval of the voluntary dissolution and liquidation of the Company pursuant to the Plan of Dissolution (the “Dissolution Proposal”);

(iii)
approval, by a non-binding advisory vote, of certain compensation arrangements that may be paid or become payable to the Company’s named executive officers upon completion of the Transaction (the “Transaction-Related Compensation Proposal”); and

(iv)
adjournment of the Special Meeting to a later date, if necessary or appropriate, to allow for the solicitation of additional proxies in the event that there are not sufficient votes at the time of the Special Meeting to approve the Transaction (the “Adjournment Proposal”).

The number of shares of the Company’s common stock outstanding and eligible to vote as of May 8, 2015, the record date of the Special Meeting, was 10,822,337.

Each of the matters submitted to a vote of the Company’s stockholders at the Special Meeting was approved by the requisite vote of the Company’s stockholders.  Set forth below is the number of votes cast for and against, as well as the number of abstentions and broker non-votes, as to each such matter:

	For	Against	Abstain	Broker Non-Votes
Transaction Proposal:	6,423,858	758,590	18,930	20,896
	For	Against	Abstain	Broker Non-Votes
Dissolution Proposal:	6,419,129	799,676	15,573	20,896

	For	Against	Abstain	Broker Non-Votes
Transaction-Related Compensation Proposal:	5,285,127	1,359,654	556,597	20,896
	For	Against	Abstain	Broker Non-Votes
Adjournment Proposal:	6,347,419	790,653	84,202	0

Item 8.01.	Other Events.

On June 30, 2015, the Company issued a press release announcing the closing of the Transaction and date of filing of the Certificate of Dissolution with the Delaware Secretary of State. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
4.1	Certificate of Dissolution dated July 1, 2015.
99.1	Press Release dated June 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMRISE CORPORATION

Dated: July 1, 2015	By:	/s/ Frank P. Russomanno
Name: Frank P. Russomanno
Title: Executive Director

Exhibit Index

Exhibit No.	Description
4.1	Certificate of Dissolution dated July 1, 2015.
99.1	Press Release dated June 30, 2015.